Exhibit 99.1

Versus Systems Inc.

Consolidated Statements of Financial Position - Forecast

(Expressed in US Dollars)

	March 31, 2026	Proforma Adjustments		June 30, 2026
	Unaudited	Unaudited		Unaudited
	($)	($)		($)
ASSETS

Cash	422,903	938,811	(1)	1,361,714
Accounts Receivable	193,300	1,226,700	(2)	1,420,000
Prepaids	106,750	(15,461)		91,289
Promissory Note	-	-		-
Total current assets	722,953	2,150,050		2,873,003

Non-Current assets
Intangible assets	936,000	327,000		1,263,000
Total Assets	1,658,953	2,477,050		4,136,003

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued liabilities	459,340	273,057		732,397
Total current liabilities	459,340	273,057		732,397
Total liabilities	459,340	273,057		732,397

Stockholders’ equity
Stockholders’ Equity	1,199,613	2,203,993		3,403,606
Total Stockholders’ equity	1,199,613	2,203,993		3,403,606

(1)	Represents $1,700,000 in proceeds from sale of common stock pursuant to the Stock Purchase Agreement with ASPIS Cyber Technologies, Inc (ACT), offset by cash payments and receipts related to operating income and expenses.

(2)	Represents $1,485,000 of revenue recognized pursuant to ACT’s renewal and extension of its Technology License and Software Development Agreement with the Company offset by payments and adjustments.